April 13, 1995                      EXHIBIT A
                                     to the
              DO&EO Joint Insureds Agreement dated August 10, 1988

For Policy Period, 12:01 a.m., January 1, 1995, through 12:01 a.m., January 1, 1996.

Party                                   Premium            %
-----                                   -------           -----
FBL Investment Advisory Services, Inc.  $23,354           70.34
FBL Marketing Services, Inc.                174            0.52
FBL Variable Insurance Series Fund        2,046            6.16
FBL Series Fund, Inc.                     6,495           19.56
FBL Money Market Fund, Inc.               1,134            3.42
                                        -------          ------
                                        $33,203          100.00
                                        -------          ------

Attest:                                 FBL INVESTMENT ADVISORY SERVICES, INC.


                                        By:                                    -
---------------------------                  ---------------------
Secretary:  Dennis M. Marker                 Richard D. Warming


Attest:                                 FBL MARKETING SERVICES, INC.

                                        By:
----------------------------                 -------------------
Secretary:  Dennis M. Marker                 Timothy J. Hoffman


Attest:                                 FBL VARIABLE INSURANCE FUND


                                        By:
---------------------------                  ---------------------
Secretary:  Eugene R. Maahs                  Merlin D. Plagge

Attest:                                 FBL SERIES FUND, INC.


---------------------------             By:  --------------------
Secretary:  Eugene R. Maahs                  Merlin D. Plagge

Attest:                                 FBL MONEY MARKET FUND,  INC.


                                        By:
---------------------------                 ---------------------
Secretary:  Eugene R. Maahs                  Merlin D. Plagge